UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2004
Commission file number: 1-5128

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	42-0410230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	515-284-3000

Item 8.01.	Other Events

On October 28, 2004, Meredith Corporation announced that its Board of Directors had terminated the employment of Kevin O'Brien, President of the Meredith Broadcasting Group, for violations of the Company's Equal Employment Opportunity policies. On an interim basis, Chief Operating Officer Stephen M. Lacy will oversee the Company's broadcasting operations.
Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

	99	Press release dated October 28, 2004 announcing that the employment of Kevin O'Brien, President of the Meredith Broadcasting Group, had been terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Suku V. Radia

Suku V. Radia
Vice President - Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	October 29, 2004

Index to Exhibits

Exhibit Number	Item

99	Press release dated October 28, 2004 announcing that the employment of Kevin O'Brien, President of the Meredith Broadcasting Group, had been terminated.